EXHIBIT 99.1

Media Contact:
Gordon R. Manuel
864-282-9448

Analyst Contact:
Duane A. Owens
864-282-9488

FOR IMMEDIATE RELEASE

TUESDAY, OCTOBER 4, 2005

BOWATER COMMENTS ON THIRD QUARTER 2005

AND ANNOUNCES COST REDUCTION PROGRAM

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) today announced that it expects third quarter operating income, excluding a gain of approximately $9 million on the sale of assets, to be in the range of $35 to $40 million. Higher transaction prices for the company’s paper products were offset by higher manufacturing and distribution costs, related to Hurricane Katrina, a stronger Canadian dollar and higher maintenance expenses. Prices of pulp and lumber in the third quarter were also lower than the second quarter.

The company also announced today a program which is expected to reduce annual operating costs by $80 million. This program will be fully implemented by the end of 2006 and driven by operating and distribution cost savings.

“The sharp rise in the Canadian dollar and energy prices requires us to be even more aggressive at reducing costs,” said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. “We have been very successful in implementing significant cost reduction programs in the past, and I expect we will execute this program in the same manner.”

All amounts are in U.S. dollars.

Bowater will release third quarter financial results before the market opens on Wednesday, October 26, 2005. A management conference call will be held to discuss these financial results at 10:00 a.m. EDT, October 26, 2005. The conference call number is 800-288-8967 or 612-234-9960 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater website at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EDT on Wednesday, October 26, through Wednesday, November 2, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 798866.

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Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated mechanical papers. In addition, the company makes uncoated mechanical papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 12 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a mechanical base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 30 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSX: BWX).

Operating income, in accordance with U.S. generally accepted accounting principles, is expected to be in the range of $44 to $49 million, including a gain of approximately $9 million on the sale of assets.

Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2004, and from time to time, in Bowater's other filings with the Securities and Exchange Commission.

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